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                                                                    EXHIBIT 99.1


FOR IMMEDIATE RELEASE

                                                    MEDIA CONTACT:
                                                    ANDREA PUCHALSKY
                                                    DIRECTOR -- CORPORATE
                                                    COMMUNICATIONS
                                                    (248) 447-1651


         LEAR CORPORATION NAMES ERNST & YOUNG LLP AS INDEPENDENT AUDITOR



            SOUTHFIELD, MICH., MAY 9, 2002 -- Lear Corporation (NYSE: LEA) announced today that its board of the directors has appointed Ernst & Young LLP as the company's independent auditor for 2002 to replace Arthur Andersen LLP.

          "Following a comprehensive review of several highly respected independent auditing firms, we are confident that Ernst & Young is the right selection for Lear," said David Wajsgras, Lear senior vice president and chief financial officer.

         Lear Corporation, a Fortune 150 company headquartered in Southfield, Mich., USA, focuses on integrating automotive interiors, including seat systems, interior trim and electrical systems. With annual net sales of $13.6 billion, Lear ranks as the world's fifth-largest automotive supplier. The company's world-class products are designed, engineered and manufactured by over 115,000 employees in more than 300 facilities located in 33 countries. Information about Lear and its products is available on the Internet at www.lear.com.


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